Sales Contract of Finished Oil

Party A (Seller): Xi’an Baorun Industrial Development Co., Ltd.
Party B (Buyer): Hubei Hong Xin Petrochemical Industrial Co., Ltd.

This contract is made by and between Party A and Party B based on friendly negotiation and the principle of equality and mutual benefits. The two parties agreed the following:

1.	Product Name : -10# diesel

2.	Quantity: 1,200 ton

3.	Quality: Meeting the national standards

4.	Delivery Time: Delivering the oil before Sep 30, 2006

5.	Arrival Station: Mei Gui Ying Station

6.	Price: 5,360Yuan/ton (Payment upon two invoices of VAT and transportation)

7.	Transportation: The seller should be responsible for the transportation.

8.	Weight Metering : Using the data from Nanhua Railway

9.	Payment Term
The buyer shall pay three million Yuan as the deposit then the buyer delivers the oil after receiving the deposit. And the buyer shall pay the balance in three days after measuring the weight and receiving the oil.

10.	This contract shall be effective upon the signing by the authorized representatives of the two parties hereof.

11.	Default
The liability of default and breaching action shall be resolved in compliance with Contract Law of the People's Republic of China.

Party A (Seller): Xi’an Baorun Industrial Development Co., Ltd.

Authorized Person (Signature or Company Seal):

Party B (Buyer): Hubei Hong Xin Petrochemical Industrial Co., Ltd.

Authorized Person (Signature or Company Seal):

Date: Sep 16, 2006